Exhibit 1.1

Execution Version

SUN COMMUNITIES, INC.

Amendment No. 2

To At the Market Offering

Sales Agreement

May 3, 2024

BMO Capital Markets Corp. 151 W 42nd Street New York, New York 10036	Bank of Montreal 55 Bloor Street West, 18th Floor Toronto, Ontario M5X 1A1 Canada

BofA Securities, Inc. One Bryant Park New York, New York 10036	Bank of America, N.A. One Bryant Park New York, New York 10036

Citigroup Global Markets Inc. 388 Greenwich Street New York, New York 10013	Citibank, N.A. 390 Greenwich Street New York, New York 10013

J.P. Morgan Securities LLC 383 Madison Avenue, 6th Floor New York, New York 10179	JPMorgan Chase Bank, National Association 383 Madison Avenue, 6th Floor New York, New York 10179

RBC Capital Markets, LLC 200 Vesey Street New York, New York 10281	Royal Bank of Canada 200 Vesey Street New York, New York 10281

Citizens JMP Securities, LLC 600 Montgomery Street, Suite 1100 San Francisco, California, 94111	Citizens JMP Securities, LLC 450 Park Avenue, 5th Floor New York, New York, 10022

Wells Fargo Securities, LLC 500 West 33rd Street New York, New York 10001	Wells Fargo Bank, National Association 500 West 33rd Street New York, New York 10001

Robert W. Baird & Co. Incorporated 777 E. Wisconsin Avenue Milwaukee, Wisconsin 53202	Robert W. Baird & Co. Incorporated 777 E. Wisconsin Avenue Milwaukee, Wisconsin 53202

Regions Securities LLC 615 South College Street, Suite 600 Charlotte, North Carolina 28202	Regions Securities LLC 615 South College Street, Suite 600 Charlotte, North Carolina 28202

Truist Securities, Inc. 3333 Peachtree Road NE, 11th Floor Atlanta, Georgia 30326	Truist Bank 3333 Peachtree Road NE, 11th Floor Atlanta, Georgia 30326

BTIG, LLC 65 East 55th Street New York, New York 10022	Nomura Global Financial Products, Inc. 309 West 49th Street New York, NY 10019

Scotia Capital (USA) Inc. 250 Vesey Street, 24th Floor New York, New York 10281	The Bank of Nova Scotia 44 King Street West Toronto, Ontario, Canada M5H 1H1

Goldman Sachs & Co. LLC 200 West Street New York, New York 10282	Goldman Sachs & Co. LLC 200 West Street New York, New York 10282

Jefferies LLC 520 Madison Avenue New York, New York 10022	Jefferies LLC 520 Madison Avenue New York, New York 10022

Fifth Third Securities, Inc. 424 Church Street, Maildrop: UTFC6B Nashville, Tennessee 37219

SMBC Nikko Securities America, Inc. 277 Park Avenue, 5th Floor New York, NY 10172

Wedbush Securities Inc. 142 W 57th Street, 12th Floor New York, NY 10019

Samuel A. Ramirez & Company, Inc. 61 Broadway, 29th Floor New York, New York 10006

Nomura Securities International, Inc. 309 West 49th Street New York, NY 10019

As Sales Agents	As Forward Purchasers

Ladies and Gentlemen:

Reference is made to the At the Market Offering Sales Agreement dated December 17, 2021, as amended by that certain Amendment No. 1 to At the Market Offering Sales Agreement dated March 13, 2024 (as amended, the “Agreement”), among Sun Communities, Inc., a corporation organized and existing under the laws of the State of Maryland (the “Company”), Sun Communities Operating Limited Partnership, a Michigan limited partnership (the “Operating Partnership”), and BMO Capital Markets Corp. (“BMO Capital Markets”), BofA Securities, Inc. (“BofA Securities”), Citigroup Global Markets Inc. (“Citigroup”), J.P. Morgan Securities LLC (“J.P. Morgan”), RBC Capital Markets, LLC (“RBC Capital Markets”), Regions Securities LLC

(“Regions Securities”), Fifth Third Securities, Inc. (“Fifth Third”), BTIG, LLC (“BTIG”), Jefferies LLC (“Jefferies”), Samuel A. Ramirez & Company, Inc. (“Ramirez”) and Robert W. Baird & Co. Incorporated (“Baird”) as sales agent, principal and/or (except in the case of Regions Securities, Fifth Third, BTIG, Jefferies, Ramirez and Baird) forward seller (in such capacity, each a “Sales Agent” and collectively, the “Sales Agents”), and each of Bank of Montreal (“BMO”), Bank of America, N.A. (“BofA”), Citibank, N.A. (“Citibank”), JPMorgan Chase Bank, National Association (“JPMorgan Chase Bank”) and Royal Bank of Canada (“RBC”), or one of their respective affiliates, as forward purchaser (in such capacity, each a “Forward Purchaser” and collectively, the “Forward Purchasers”), pursuant to which the Company may (i) issue and sell through or to the Sales Agents shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”) and (ii) instruct the applicable Sales Agents, each as forward seller, to offer and sell shares of Common Stock borrowed by the applicable Forward Purchaser, having an aggregate sale price of up to $ 1,250,000,000. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Agreement.

On April 2, 2021, the Company filed, in accordance with the provisions of the Securities Act, with the Commission a registration statement on Form S-3 (File No. 333-255020), including a base prospectus (the “2021 Base Prospectus”), relating to certain securities, including the Shares, and which incorporates by reference documents that the Company has filed in accordance with the provisions of the Exchange Act. Such registration statement, as amended, when it became effective, including all documents filed as part thereof or incorporated by reference therein, and including any information contained in a Prospectus subsequently filed with the Commission pursuant to Rule 424(b) under the Securities Act or deemed to be a part of such registration statement pursuant to Rule 430B of the Securities Act, is herein called the “2021 Registration Statement.” In addition, on December 17, 2021, the Company filed a prospectus supplement to the 2021 Base Prospectus with the Commission specifically relating to the Shares (the “2021 Prospectus Supplement”).

In connection with the expiration of the 2021 Registration Statement, on March 29, 2024, the Company filed with the Commission a new registration statement (the “2024 Registration Statement”) on Form S-3 (File No. 333-278371), including a base prospectus (the “2024 Base Prospectus”), relating to certain securities, including the Shares that may be issued from time to time by the Company, and which incorporates by reference documents that the Company has filed or will file in accordance with the provisions of the Exchange Act. In addition, on May 3, 2024, the Company filed a prospectus supplement to the 2024 Base Prospectus with the Commission specifically relating to the Shares (the “2024 Prospectus Supplement”).

The parties wish to amend the Agreement through this Amendment No. 2 To At the Market Offering Sales Agreement (this “Amendment”) to add certain parties as sales agents and forward purchasers under the Agreement, to modify the definition of certain defined terms set forth in the Agreement and used therein and to make certain other changes to the Agreement with effect on and after the date hereof (the “Effective Date”).

1.	Amendments to the Agreement. The parties agree, from and after the Effective Date, that:

(a) Any reference to the defined term “Sales Agents” in the Agreement shall mean BMO Capital Markets, BofA Securities, Citigroup, J.P. Morgan, RBC Capital Markets, Citizens JMP Securities, LLC (“Citizens JMP”), Wells Fargo Securities, LLC (“Wells Fargo Securities”), Baird, Regions Securities, Truist Securities, Inc. (“Truist Securities”), BTIG, Scotia Capital (USA) Inc. (“Scotia Capital”), Goldman Sachs & Co. LLC (“Goldman Sachs”), Jefferies, Fifth Third, SMBC Nikko Securities America, Inc. (“SMBC Nikko”), Wedbush Securities Inc. (“Wedbush”), Ramirez and, solely in its capacity as forward seller, Nomura Securities International, Inc. (as forward seller through BTIG as its agent) (“NSI”). By executing and delivering this Amendment, each of Citizens JMP, Wells Fargo Securities, Truist Securities, Scotia Capital, Goldman Sachs, SMBC Nikko, Wedbush and, solely in its capacity as forward seller, NSI agrees to become a party to and to be bound as a Sales Agent by all of the terms and conditions of the Agreement.

(b) Any reference to the defined term “Forward Purchaser” in the Agreement shall mean BMO, BofA, Citibank, JPMorgan Chase Bank, RBC, Citizens JMP, Wells Fargo Bank, National Association (“Wells Fargo Bank”), Baird, Regions Securities, Truist Bank, Nomura Global Financial Products, Inc. (“NGFP”), The Bank of Nova Scotia, Goldman Sachs and Jefferies. By executing and delivering this Amendment, each of Citizens JMP, Wells Fargo Bank, Baird, Regions Securities, Truist Bank, NGFP, The Bank of Nova Scotia, Goldman Sachs and Jefferies agrees to become a party to and to be bound as a Forward Purchaser by all of the terms and conditions of the Agreement.

(c) In the context of Shares that remain available to be sold as of the Effective Date, any reference in the Agreement to the “Registration Statement” shall no longer be deemed to refer to the 2021 Registration Statement but shall instead be deemed to refer to the 2024 Registration Statement.

(d) In the context of Shares that remain available to be sold as of the Effective Date, any reference in the Agreement to the “Base Prospectus” shall no longer be deemed to refer to the 2021 Base Prospectus but shall instead be deemed to refer to the 2024 Base Prospectus.

(e) In the context of Shares that remain available to be sold as of the Effective Date, any reference in the Agreement to the “Prospectus Supplement” shall no longer be deemed to refer to the 2021 Prospectus Supplement but shall instead be deemed to refer to the 2024 Prospectus Supplement.

(f) In the context of Shares that remain available to be sold as of the Effective Date, any reference in the Agreement to the “Prospectus” shall no longer be deemed to collectively refer to the 2021 Base Prospectus as supplemented by the 2021 Prospectus Supplement and any Free Writing Prospectus but shall instead be deemed to collectively refer to the 2024 Base Prospectus as supplemented by the 2024 Prospectus Supplement and any Free Writing Prospectus.

(g) The first sentence of the fourth paragraph of Section 1 is hereby amended to delete reference to “333-255020” and insert “333-278371” in lieu thereof.

(h) Section 4(k) is hereby amended and restated in its entirety to read as follows:

“(k) Expenses. The Company agrees with each Sales Agent and each Forward Purchaser, whether or not the transactions contemplated hereunder and under any Confirmation are consummated or this Agreement or any Confirmation is terminated, to pay all costs, fees and expenses incurred in connection with the performance of the Company’s obligations hereunder and in connection with the transactions contemplated hereby and under any Confirmation, including, without limitation: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration of the Shares under the Securities Act and all other expenses in connection with the preparation, printing, reproduction and filings of the Registration Statement, the Prospectus and any Free Writing Prospectus and the mailing and delivering of copies thereof to the Sales Agents and the Forward Purchasers, (ii) the cost of printing or producing this Agreement, the closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares and any Confirmation Shares, (iii) all expenses in connection with the qualification of the Shares and any Confirmation Shares for offering and sale under state securities laws as provided in Section 4(i) hereof, (iv) all fees and expenses in connection with listing the Shares and any Confirmation Shares on the NYSE, and any stock or transfer taxes and stamp or similar duties on the issuance and listing of the Shares and any Confirmation Shares, (v) the filing fees incident to, and the reasonable fees and disbursements of counsel for the Sales Agents and the Forward Purchasers in connection with determining their compliance with the rules and regulations of FINRA related to their participation in the transactions contemplated hereunder, (vi) the cost of preparing stock certificates, (vii) the cost and charges of any transfer agent or registrar, (viii) all other costs and expenses incident to the performance of the Company’s obligations hereunder which are not otherwise specifically provided for in this Section and (ix) if Shares having an aggregate offering price of $50,000,000 or more have not been offered and sold under this Agreement collectively during the period beginning on the Effective Date and ending on the thirty-six-month anniversary of the Effective Date (or such earlier date on which the Company terminates this Agreement), the Company shall reimburse the Sales Agents and the Forward Purchasers for up to $200,000 of their reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Sales Agents and the Forward Purchasers incurred by the Sales Agents and the Forward Purchasers in connection with the transactions contemplated by this Agreement and any Confirmation.”

(i) Section 9(a) is hereby amended and restated in its entirety to read as follows:

“(a) if sent to a Sales Agent, shall be delivered to the applicable Sales Agent as follows:

BMO Capital Markets Corp., 151 W 42nd Street, 32nd Floor, New York, New York 10036, Attention: Brian Riley, Telephone: (212) 605-1414, Facsimile: (212) 885-4165, with a copy to the Legal Department

BofA Securities, Inc., One Bryant Park, New York, New York 10036, Fax: (212) 449-0355, Attention: ATM Execution Team,

email: dg.atm_execution@bofa.com, Facsimile: (646) 855-3073 with copies to ECM Legal, Facsimile: (212) 230-8730

Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013, Attention: General Counsel, Fax: (646) 291-1469, Attention: eq.specialequity.ops@citi.com, matthew.t.morris@citi.com, derek.william.gross@citi.com, walter.westhoff@citi.com

J.P. Morgan Securities LLC, 383 Madison Avenue, 6th Floor, New York, New York 10179; Attention: Sanjeet Dewal, Facsimile: (212) 622-8783, Email: sanjeet.s.dewal@jpmorgan.com

RBC Capital Markets, LLC, Attention: Equity Syndicate, 200 Vesey Street, 8th Floor, New York, New York 10281, Attention: TJ Opladen, facsimile: (212) 428-6260 and email: tj.opladen@rbccm.com

Citizens JMP Securities, LLC, 600 Montgomery Street, Suite 1100, San Francisco, California, 94111, Attention: Equity Syndicate (email: syndicate@jmpsecurities.com), Facsimile: (415) 835-8920

Wells Fargo Securities, LLC, 500 West 33rd Street, New York, New York 10001, Attention: Equity Syndicate Department (fax no: (212) 214-5918)

Robert W. Baird & Co. Incorporated, 777 East Wisconsin Avenue, Milwaukee, Wisconsin 53202, Attention: Syndicate Department (facsimile: (414) 298-7474), with a copy to the Legal Department, (Fax: (414) 298-7474)

Regions Securities LLC, 615 South College Street, Suite 600, Charlotte, North Carolina 28202, Attention: Corporate Services Desk, Brit Stephens (email brit.stephens@regions.com) and ecmdesk@regions.com

Truist Securities Inc., 3333 Peachtree Road NE, 11th Floor, Atlanta, Georgia 30326, Attn: Equity Capital Markets, dl.atm.offering@truist.com

BTIG, LLC, 65 East 55th Street, New York, New York 10022, Attention: Equity Capital Markets, email: BTIGUSATMTrading@btig.com, with copies (which shall not constitute notice) to: BTIG, LLC, 350 Bush Street, 9th Floor, San Francisco, CA 94104, Attention: General Counsel and Chief Compliance Officer, Email: BTIGcompliance@btig.com, Email: IBLegal@btig.com

Scotia Capital (USA) Inc., 250 Vesey Street, 24th Floor, New York, New York 10281, Attention: Equity Capital Markets, Facsimile: 212-225-6653, Email: us.ecm@scotiabank.com, us.legal@scotiabank.com

Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282, Attn: Michael Voris, Ryan Cunn, Equity Capital Markets, Telephone: 212-902-4895 Facsimile: 212-291-5027, Email: michael.voris@gs.com; ryan.cunn@gs.com, with copies to gs-reecm@ny.email.gs.com; Eq-derivs-notifications@am.ibd.gs.com

Jefferies LLC, 520 Madison Avenue, New York, New York 10022, Attention: General Counsel

Fifth Third Securities, Inc., 424 Church Street Suite 600 Nashville TN 37219, Attn: Steve Rasoletti. Fax number: # 513 534-6757

SMBC Nikko Securities America, Inc., 277 Park Avenue, 5th floor, New York, NY 10172, Attention Equity Capital Markets

Wedbush Securities Inc., 142 West 57th Street, 12th Floor, New York, NY 10019, Attention: Burke Dempsey, email: burke.dempsey@wedbush.com, Eric Dobi, email: eric.dobi@wedbush.com, Jared Caputo, email: jared.caputo@wedbush.com, Ben Davey, email: ben.davey@wedbush.com, Stacy Tam, email: stacy.tam@wedbush.com, with a copy to ecm@wedbush.com and legal@wedbush.com

Samuel A. Ramirez & Company, Inc., 61 Broadway, 29th Floor,

New York, New York 10006, Attention: Larry Goldman

Nomura Securities International, Inc., 309 West 49th Street, New York, NY 10019 Attention: Structured Equity Solutions, Email: cedamericas@nomura.com, with a copy (which shall not constitute notice) to: Nomura Securities International, Inc., 309 West 49th Street, New York, NY 10019 Attention: Equities Legal, Email: Dan.Rosenbaum@nomura.com, and to: BTIG, LLC as agent of the Forward Seller, at the Sales Agreement Notice Addresses for BTIG, LLC provided above and in each case, with a copy to Paul Hastings LLP, 200 Park Avenue, New York, New York 10166, Attention: Yariv C. Katz, Esq., email: yarivkatz@paulhastings.com”

(j) Section 9(b) is hereby amended and restated in its entirety to read as follows:

“(b) if sent to a Forward Purchaser, shall be delivered to the applicable Forward Purchaser as follows:

Bank of Montreal, 55 Bloor Street West, 18th Floor, Toronto, Ontario M4W 1A5, Canada, Attention: Manager, Derivatives Operations, Facsimile: (416) 552-7904, Telephone: (416) 552-4177; with a copy to: Bank of Montreal, 100 King Street West, 20th Floor, Toronto, Ontario M5X 1A1, Canada, Attention: Associate General Counsel & Managing Director, Derivatives Legal Group, Facsimile: (416) 956-2318

Bank of America, N.A., One Bryant Park, New York, New York 10036, attention of Rohan Handa (email: rohan.handa@bofa.com)

Citibank, N.A., 390 Greenwich Street, New York, New York 10013, Attention: General Counsel, Fax: (646) 291-1469, Attention: eq.specialequity.ops@citi.com, matthew.t.morris@citi.com, derek.william.gross@citi.com, walter.westhoff@citi.com

JPMorgan Chase Bank, National Association, 383 Madison Avenue, New York, New York 10179, Attention: EDG Marketing Support, E-mail: edg_notices@jpmorgan.com, edg_ny_corporate_sales_support@jpmorgan.com, with a copy to: Attention: Sanjeet Dewal, E-mail: sanjeet.s.dewal@jpmorgan.com

Royal Bank of Canada, 200 Vesey Street, 8th floor, New York, New York 10281, Attention: ECM (email: RBCECMCorporateEquityLinkedDocumentation@rbc.com)

Citizens JMP Securities, LLC, 450 Park Avenue, 5th Floor, New York, New York, 10022, Attention: Equity Syndicate (email: syndicate@jmpsecurities.com), Facsimile: (415) 835-8920

Wells Fargo Bank, National Association, 500 West 33rd Street, New York, New York 10001, Attention: Corporate Equity Derivatives

Robert W. Baird & Co. Incorporated, 777 East Wisconsin Avenue, Milwaukee, Wisconsin 53202, Attention: Syndicate Department (facsimile: (414) 298-7474), with a copy to the Legal Department, (Fax: (414) 298-7474)

Regions Securities LLC, 615 South College Street, Suite 600, Charlotte, North Carolina 28202, Attention: ECM Desk, Brit Stephens (email brit.stephens@regions.com) and ecmdesk@regions.com

Truist Bank, 3333 Peachtree Road NE, 11th Floor, Atlanta, Georgia 30326, Attn: Equity Capital Markets, dl.atm.offering@truist.com, With a copy to: Michael Collins, Managing Director, (203) 832-2333, michael.collins@truist.com

Nomura Global Financial Products, Inc., 309 West 49th Street, New York, NY 10019 Attention: Structured Equity Solutions, Email: cedamericas@nomura.com, with a copy (which shall not constitute notice) to: Nomura Global Financial Products, Inc., 309 West 49th Street, New York, NY 10019 Attention: Equities Legal, Email: nyequitieslegal@nomura.com, and to: BTIG, LLC, at the Sales Agreement Notice Addresses for BTIG, LLC provided above

The Bank of Nova Scotia, 44 King Street West, Toronto, Ontario, Canada M5H 1H1, c/o Scotia Capital (USA) Inc., 250 Vesey Street, 24th Floor, New York, NY 10281, Attention: US Equity Derivatives, Email: bahar.lorenzo@scotiabank.com, john.kelly@scotiabank.com, Telephone No.: 212-225-5230 / 212-225-6664, And a copy to: BNSEquityConfirmations@scotiabank.com

Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282, Attn: Michael Voris, Ryan Cunn, Equity Capital Markets, Telephone: 212-902-4895 Facsimile: 212-291-5027, Email: michael.voris@gs.com; ryan.cunn@gs.com, with copies to gs-reecm@ny.email.gs.com; Eq-derivs-notifications@am.ibd.gs.com

Jefferies LLC, 520 Madison Avenue, New York, NY 10022, Attention: Strategic Equity Transactions Group, email addresses: SETGUS@jefferies.com and CorpEqDeriv@jefferies.com;”

(k) Section 9(c) is hereby amended and restated in its entirety to read as follows:

“(c) or if sent to the Company or the Operating Partnership, shall be delivered to 27777 Franklin Road, Suite 300, Southfield, Michigan 48034, Fax (248) 208-2641, Attention: Fernando Castro-Caratini, email: Fernando Castro-Caratini, fcastro@suncommunities.com, with copies to Taft Stettinius & Hollister LLP, 27777 Franklin Road, Suite 2500, Southfield, Michigan 48034, Fax: (248) 351-3082, Attention: Matthew Murphy, Esq., email: mmurphy@taftlaw.com.”

(l) Schedule 2 of the Agreement is hereby deleted in its entirety and replaced with the Schedule 2 attached hereto.

(m) Schedule 6 of the Agreement is hereby deleted in its entirety and replaced with the Schedule 6 attached hereto.

2. No Other Amendments; References to Agreements. Except as set forth in this Amendment, all other terms and provisions of the Agreement shall continue in full force and effect. All references to the Agreement in the Agreement or in any other document executed or delivered in connection therewith shall, from the date hereof, be deemed a reference to the Agreement as amended by this Amendment. Notwithstanding anything to the contrary contained herein, this Amendment shall not have any effect on offerings or sales of the Shares prior to the Effective Date or on the terms of the Agreement and the rights and obligations of the parties thereunder, insofar as they relate to such offerings or sales, including, without limitation, the representations, warranties and agreements (including the indemnification and contribution provisions), as well as the definitions of “Registration Statement,” “Base Prospectus,” “Prospectus Supplement” and “Prospectus” contained in the Agreement.

3. Applicable Law. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the principles of conflicts of laws.

4. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

5. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com (any such signature, an “Electronic Signature”)) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. The words “execution,” “signed,” “signature,” and words of like import in this Agreement or in any other certificate, agreement or document related to this Agreement shall include any Electronic Signature, except to the extent electronic notices are expressly prohibited under this Agreement.

[Signature Page Follows]

If the foregoing correctly sets forth the understanding among the Company, the Operating Partnership, the Sales Agents and the Forward Purchasers, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among the Company, the Operating Partnership, the Sales Agents and the Forward Purchasers.

Very truly yours,

SUN COMMUNITIES, INC.

By:	/s/ Fernando Castro-Caratini
Name: Fernando Castro-Caratini
Title: Chief Financial Officer

SUN COMMUNITIES OPERATING LIMITED PARTNERSHIP

By:	Sun Communities, Inc., its General Partner

By:	/s/ Fernando Castro-Caratini
Name: Fernando Castro-Caratini
Title: Chief Financial Officer

[Signature page to Amendment No. 2 To At the Market Offering Sales Agreement]

ACCEPTED as of the date first-above written:

BMO CAPITAL MARKETS CORP., as Sales Agent

By:	/s/ Eric Benedict
Name:	Eric Benedict
Title:	Co-Head, Global Equity Capital Markets

BANK OF MONTREAL, as Forward Purchaser

By:	/s/ Brian Riley
Name:	Brian Riley
Title:	Managing Director, Global Markets

[Signature page to Amendment No. 2 To At the Market Offering Sales Agreement]

ACCEPTED as of the date first-above written:

BOFA SECURITIES, INC., as Sales Agent

By:	/s/ Hicham Hamdouch
Name:	Hicham Hamdouch
Title:	Managing Director

BANK OF AMERICA, N.A., as Forward Purchaser

By:	/s/ Rohan Handa
Name:	Rohan Handa
Title:	Managing Director

[Signature page to Amendment No. 2 To At the Market Offering Sales Agreement]

ACCEPTED as of the date first-above written:

CITIGROUP GLOBAL MARKETS INC., as Sales Agent

By:	/s/ Scott Shelley
Name:	Scott Shelley
Title:	Vice President

CITIBANK, N.A., as Forward Purchaser

By:	/s/ Eric Natelson
Name:	Eric Natelson
Title:	Authorized Signatory

[Signature page to Amendment No. 2 To At the Market Offering Sales Agreement]

ACCEPTED as of the date first-above written:

J.P. MORGAN SECURITIES LLC, as Sales Agent

By:	/s/ Brett Chalmers
Name:	Brett Chalmers
Title:	Executive Director

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Forward Purchaser

By:	/s/ Brett Chalmers
Name:	Brett Chalmers
Title:	Executive Director

[Signature page to Amendment No. 2 To At the Market Offering Sales Agreement]

ACCEPTED as of the date first-above written:

RBC CAPITAL MARKETS, LLC, as Sales Agent

By:	/s/ Asad Kazim
Name:	Asad Kazim
Title:	Managing Director (Head of U.S. Real Estate)

ROYAL BANK OF CANADA, as Forward Purchaser

By:	/s/ Brian Ward
Name:	Brian Ward
Title:	Managing Director

[Signature page to Amendment No. 2 To At the Market Offering Sales Agreement]

ACCEPTED as of the date first-above written:

REGIONS SECURITIES LLC, as Sales Agent

By:	/s/ Edward L. Armstrong
Name	Edward L. Armstrong
Title:	Managing Director - ECM

REGIONS SECURITIES LLC, as Forward Purchaser

By:	/s/ Edward L. Armstrong
Name:	Edward L. Armstrong
Title:	Managing Director - ECM

[Signature page to Amendment No. 2 To At the Market Offering Sales Agreement]

ACCEPTED as of the date first-above written:

JEFFERIES LLC, as Sales Agent

By:	/s/ Michael Magarro
Name:	Michael Magarro
Title:	Managing Director

JEFFERIES LLC, as Forward Purchaser

By:	/s/ Michael Magarro
Name:	Michael Magarro
Title:	Managing Director

[Signature page to Amendment No. 2 To At the Market Offering Sales Agreement]

ACCEPTED as of the date first-above written:

CITIZENS JMP SECURITIES, LLC, as Sales Agent

By:	/s/ Eric Clark
Name:	Eric Clark
Title:	Managing Director

CITIZENS JMP SECURITIES, LLC, as Forward Purchaser

By:	/s/ Eric Clark
Name:	Eric Clark
Title:	Managing Director

[Signature page to Amendment No. 2 To At the Market Offering Sales Agreement]

ACCEPTED as of the date first-above written:

WELLS FARGO SECURITIES, LLC, as Sales Agent

By:	/s/ Elizabeth Alvarez
Name:	Elizabeth Alvarez
Title:	Managing Director

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Forward Purchaser

By:	/s/ Elizabeth Alvarez
Name:	Elizabeth Alvarez
Title:	Managing Director

[Signature page to Amendment No. 2 To At the Market Offering Sales Agreement]

ACCEPTED as of the date first-above written:

TRUIST SECURITIES, INC., as Sales Agent

By:	/s/ Geoffrey Fennel
Name:	Geoffrey Fennel
Title:	Director

TRUIST BANK, as Forward Purchaser

By:	/s/ Michael Collins
Name:	Michael Collins
Title:	Managing Director

[Signature page to Amendment No. 2 To At the Market Offering Sales Agreement]

ACCEPTED as of the date first-above written:

SCOTIA CAPITAL (USA) INC., as Sales Agent

By:	/s/ Tim Mann
Name:	Tim Mann
Title:	Managing Director

THE BANK OF NOVA SCOTIA, as Forward Purchaser

By:	/s/ Kshamta Kaushik
Name:	Kshamta Kaushik
Title:	Managing Director

[Signature page to Amendment No. 2 To At the Market Offering Sales Agreement]

ACCEPTED as of the date first-above written:

GOLDMAN SACHS & CO. LLC, as Sales Agent

By:	/s/ Ryan Cunn
Name:	Ryan Cunn
Title:	Managing Director

GOLDMAN SACHS & CO. LLC, as Forward Purchaser

By:	/s/ Ryan Cunn
Name:	Ryan Cunn
Title:	Managing Director

[Signature page to Amendment No. 2 To At the Market Offering Sales Agreement]

ACCEPTED as of the date first-above written:

BTIG, LLC, as Sales Agent

By:	/s/ Mike Passaro
Name:	Mike Passaro
Title:	Managing Director

[Signature page to Amendment No. 2 To At the Market Offering Sales Agreement]

ACCEPTED as of the date first-above written:

NOMURA GLOBAL FINANCIAL PRODUCTS, INC., as Forward Purchaser

By:	/s/ Jeffrey Petillo
Name:	Jeffrey Petillo
Title:	Authorized Representative

NOMURA SECURITIES INTERNATIONAL, INC., as Forward Seller

By:	/s/ Jason Eisenhauer
Name:	Jason Eisenhauer
Title:	Managing Director

[Signature page to Amendment No. 2 To At the Market Offering Sales Agreement]

ACCEPTED as of the date first-above written:

ROBERT W. BAIRD & CO. INCORPORATED, as Sales Agent

By:	/s/ Sandy Walter
Name:	Sandy Walter
Title:	Co-Head of ECM

ROBERT W. BAIRD & CO. INCORPORATED, as Forward Purchaser

By:	/s/ Sandy Walter
Name:	Sandy Walter
Title:	Co-Head of ECM

[Signature page to Amendment No. 2 To At the Market Offering Sales Agreement]

ACCEPTED as of the date first-above written:

FIFTH THIRD SECURITIES, INC., as Sales Agent

By:	/s/ Clayton Greene
Name:	Clayton Greene
Title:	Head of Equity Capital Markets

[Signature page to Amendment No. 2 To At the Market Offering Sales Agreement]

ACCEPTED as of the date first-above written:

SAMUEL A. RAMIREZ & COMPANY, INC., as Sales Agent

By:	/s/ Richard Viton
Name:	Richard Viton
Title:	Managing Director

[Signature page to Amendment No. 2 To At the Market Offering Sales Agreement]

ACCEPTED as of the date first-above written:

SMBC NIKKO SECURITIES AMERICA, INC., as Sales Agent

By:	/s/ Michelle Petropoulos
Name:	Michelle Petropoulos
Title:	Managing Director

[Signature page to Amendment No. 2 To At the Market Offering Sales Agreement]

ACCEPTED as of the date first-above written:

WEDBUSH SECURITIES INC., as Sales Agent

By:	/s/ Burke Dempsey
Name:	Burke Dempsey
Title:	EVP Head of Investment Banking

[Signature page to Amendment No. 2 To At the Market Offering Sales Agreement]